CSFB04-AR08 - Price/Yield - 3-A-1										Short Reset Paper

Balance	$55,600,000	Delay	24	WAC(3)	3.545	WAM(3)	359
Coupon	3.1703	Dated	8/1/2004	NET(3)	3.1703	WALA(3)	1
Settle	8/31/2004	First Payment	9/25/2004

* PAYS GROUP NET WAC LESS [0.0000%]. EFFECTIVE NET MARGIN EQUALS APPROX. [1.581]%
RUN TO 10% CALL										(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR	18 CPR	20 CPR	22 CPR	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR

101-17+	117.4	109.7	104.4	98.7	90.0	74.3	57.5	39.2	19.5	-2.1
101-21+	114.6	106.4	100.7	94.7	85.4	68.6	50.8	31.3	10.3	-12.7
101-25+	111.8	103.1	97.1	90.7	80.8	63.0	44.1	23.4	1.2	-23.2
101-29+	109.0	99.8	93.4	86.7	76.2	57.4	37.4	15.5	-8.0	-33.8
102-01+	106.2	96.5	89.8	82.7	71.7	51.8	30.8	7.7	-17.1	-44.3
102-05+	103.4	93.2	86.2	78.7	67.1	46.3	24.1	-0.2	-26.2	-54.8
102-09+	100.6	90.0	82.5	74.7	62.6	40.7	17.5	-8.0	-35.3	-65.3
102-13+	97.8	86.7	78.9	70.8	58.0	35.2	10.9	-15.8	-44.3	-75.7
102-17+	95.1	83.4	75.3	66.8	53.5	29.7	4.3	-23.6	-53.4	-86.1
102-21+	92.3	80.2	71.7	62.9	49.0	24.1	-2.3	-31.3	-62.4	-96.5
102-25+	89.5	76.9	68.2	58.9	44.5	18.6	-8.9	-39.0	-71.4	-106.9
102-29+	86.8	73.7	64.6	55.0	40.0	13.1	-15.4	-46.8	-80.3	-117.2
103-01+	84.1	70.5	61.0	51.1	35.5	7.7	-21.9	-54.5	-89.3	-127.5
103-05+	81.3	67.2	57.5	47.1	31.1	2.2	-28.5	-62.1	-98.2	-137.8
103-09+	78.6	64.0	53.9	43.2	26.6	-3.2	-35.0	-69.8	-107.1	-148.1
103-13+	75.9	60.8	50.4	39.3	22.2	-8.7	-41.5	-77.4	-116.0	-158.3
103-17+	73.1	57.6	46.8	35.5	17.7	-14.1	-47.9	-85.1	-124.8	-168.5

WAL	5.01	4.16	3.72	3.35	2.90	2.33	1.93	1.62	1.38	1.19
Principal Window	Sep04 - May17	Sep04 - May15	Sep04 - May14	Sep04 - Jun13	Sep04 - May12	Sep04 - Dec10	Sep04 - Dec09	Sep04 - Feb09	Sep04 - Jun08	Sep04 - Dec07
Principal # Months	153	129	117	106	93	76	64	54	46	40

LIBOR_1MO	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200
LIBOR_6MO	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400
LIBOR_1YR	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500
CMT_1YR	2.030	2.030	2.030	2.030	2.030	2.030	2.030	2.030	2.030	2.030

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

August 4, 2004

SALE - SUBJECT TO 5% VARIANCE